UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2016
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive Lake Zurich, IL 60047		60047
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

[ ]	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 5 - Corporate Governance and Management

Item 5.07. - Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 10, 2016 (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders (i) elected the ten director nominees listed below to serve as directors for a term of one year expiring at the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) ratified the appointment of KPMG LLP to serve as its independent registered public accounting firm for 2016; and (iii) approved in a non-binding advisory vote the compensation of the Company's named executive officers. Set forth below are the voting results for these proposals:

Item 1:	The election of ten directors for a one-year term expiring at the 2017 Annual Meeting of Stockholders

	For	Against	Abstain	Broker Non-Votes
George V. Bayly	91,398,871	2,232,271	34,952	6,787,220
James A. Buzzard	92,130,568	1,354,510	35,118	6,787,220
Kathleen S. Dvorak	93,201,429	439,174	25,491	6,787,220
Boris Elisman	92,406,331	1,222,087	37,676	6,787,220
Robert H. Jenkins	93,138,899	490,900	36,295	6,787,220
Pradeep Jotwani	91,439,475	2,188,949	37,670	6,787,220
Robert J. Keller	92,005,015	1,623,487	37,592	6,787,220
Thomas Kroeger	91,440,140	2,188,517	37,437	6,787,220
Michael Norkus	79,458,367	14,170,443	37,284	6,787,220
E. Mark Rajkowski	92,271,340	1,359,770	34,984	6,787,220

Item 2:	The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2016

For	Against	Abstain
100,309,493	81,306	62,515

Item 3:	The approval, by non-binding advisory vote, of the compensation of the Company's named executive officers

For	Against	Abstain	Broker Non-Votes
90,810,775	2,696,412	158,907	6,787,220

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	May 12, 2016	By:	/s/ Pamela R. Schneider
Name: Pamela R. Schneider
Title: Senior Vice President,
General Counsel and Corporate Secretary